Western Alliance Reports Third Quarter 2014 Net Income of $40.9 million, or $0.46 Per Share
PHOENIX--(BUSINESS WIRE)--October 16, 2014--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2014.
Third Quarter 2014 Highlights:

•	Net income of $40.9 million, compared to $35.5 million for the second quarter 2014 and $28.6 million for the third quarter 2013

•	Earnings per share of $0.46, compared to $0.40 per share in the second quarter 2014 and $0.33 per share in the third quarter 2013

•	Pre-tax, pre-provision operating earnings of $51.8 million, up from $47.4 million in the second quarter 2014 and up $42.1 million from the third quarter 2013[1]

•	Net interest margin of 4.43%, compared to 4.39% in the second quarter 2014 and 4.41% in the third quarter 2013

•	Total loans of $7.93 billion, up $385 million from June 30, 2014 and up $1.41 billion from September 30, 2013

•	Total deposits of $8.70 billion, up $228 million from June 30, 2014 and up $1.42 billion from September 30, 2013

•	Nonperforming assets (nonaccrual loans and repossessed assets) remained flat at 1.23% of total assets compared to the second quarter 2014 and decreased from 1.72% in the third quarter 2013

•	Net loan recoveries (annualized) to average loans outstanding of 0.15%, compared to 0.09% in the second quarter 2014 and 0.10% in the third quarter 2013

•	Tier I Leverage Capital of 10.1% and Total Risk-Based Capital ratio of 12.2%, compared to 10.0% and 12.5% at June 30, 2014 and September 30, 2013, respectively

•	Total equity of $1.00 billion, up $45 million from June 30, 2014 and up $177 million from September 30, 2013

•	Tangible book value per share, net of tax, of $9.53, up from $9.02 at June 30, 2014 and up from $7.57 at September 30, 2013[1]

Financial Performance
"Through the hard work and dedication of our team, we again delivered very strong financial performance, with record revenue, efficiency, net income, and earnings per share," said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. "Our balance sheet momentum continued with double digit growth rates in loans and deposits, while maintaining a tight focus on expense control as operating costs were flat from the second quarter."

Sarver added, "Asset quality remains strong as we have experienced net recoveries in four of the last five quarters. And, despite our strong asset growth, tangible common equity climbed to 8.2% of tangible assets from 7.9% last quarter."
Income Statement
Net interest income was $98.1 million in the third quarter 2014, an increase of $4.2 million, or 4.4%, from $93.9 million in the second quarter of 2014 and an increase of $13.5 million, or 16.0%, compared to the third quarter 2013. The Company’s net interest margin increased in the third quarter 2014 to 4.43%, compared to 4.39% in the second quarter 2014 and 4.41% in the third quarter 2013. Interest income on the disposition of purchased credit impaired loans was $2.5 million in the third quarter of 2014, compared to $3.1 million for the second quarter 2014 and $1.3 million for the third quarter 2013.
Operating non-interest income was $5.7 million for the third quarter 2014, compared to $5.7 million in the second quarter of 2014 and $5.8 million for the third quarter of 2013.1
Net operating revenue was $103.7 million for the third quarter 2014, an increase of 4.1% compared to $99.6 million for the second quarter of 2014 and an increase of 14.8% compared to $90.4 million for the third quarter 2013.1
Operating non-interest expense was $52.0 million for the third quarter 2014, compared to $52.2 million for the second quarter of 2014 and $48.3 million for the third quarter of 2013.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 47.2% for the third quarter 2014, compared to 49.4% for the second quarter 2014 and 51.6% for the third quarter 2013.
Non-operating items for the third quarter 2014 consisted of a net gain on sales and valuations of repossessed and other assets of $2.0 million, unrealized gains on assets and liabilities measured at fair value of $0.9 million, and loss on extinguishment of debt of $0.5 million due to the Company's repurchase of $6.5 million in outstanding 10% senior note principal, due in 2015, whose carrying value is included in borrowings. Prior to the repurchase, the outstanding senior note principal balance was $64.9 million.
The Company had 1,120 full-time equivalent employees and 39 offices at September 30, 2014, compared to 1,023 full-time equivalent employees and 41 offices at September 30, 2013.
The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earning power, which it defines as net operating revenue less operating non-interest expense. For the third quarter 2014, the Company’s pre-tax, pre-provision operating earnings were $51.8 million, up from $47.4 million in the second quarter 2014 and up from $42.1 million in the third quarter 2013.1

Balance Sheet
Gross loans totaled $7.93 billion at September 30, 2014, an increase of $385 million from June 30, 2014 and an increase of $1.41 billion from September 30, 2013. At September 30, 2014, the allowance for credit losses was 1.38% of total loans, compared to 1.40% at June 30, 2014 and 1.50% at September 30, 2013, reflecting an improvement in the Company’s asset quality profile and historical losses.
Deposits totaled $8.70 billion at September 30, 2014, an increase of $228 million from $8.47 billion at June 30, 2014 and an increase of $1.42 billion from $7.28 billion at September 30, 2013. Non-interest bearing deposits were $2.25 billion at September 30, 2014, compared to $2.28 billion at June 30, 2014 and $1.97 billion at September 30, 2013. Non-interest bearing deposits comprised 25.8% of total deposits at September 30, 2014, compared to 26.9% at June 30, 2014 and 27.1% at September 30, 2013. The proportion of savings and money market accounts decreased to 42.4% from 42.9% at June 30, 2014 and increased from 41.9% at September 30, 2013. Certificates of deposit as a percent of total deposits increased to 22.5% from 20.8% at June 30, 2014 and from 21.7% at September 30, 2013. The Company’s ratio of loans to deposits was 91.2% at September 30, 2014, compared to 89.1% at June 30, 2014 and 89.6% at September 30, 2013.
Stockholders’ equity at September 30, 2014 increased to $1.00 billion from $958 million at June 30, 2014 and increased $177 million from $827 million at September 30, 2013. In the second quarter 2014, the Company began issuing common stock under a $100 million at-the-market (ATM) public offering. However, no shares were sold in the third quarter 2014, compared to $2.6 million in net proceeds from the issuance of 115,866 shares of common stock in the second quarter 2014.
At September 30, 2014, tangible common equity, net of tax, was 8.2% of tangible assets1 and total risk-based capital was 12.2% of risk-weighted assets. The Company’s tangible book value per share1 was $9.53 at September 30, 2014, up 25.9% from September 30, 2013.
Total assets increased 2.6% to $10.29 billion at September 30, 2014 from $10.02 billion at June 30, 2014 and increased 15.3% from $8.92 billion at September 30, 2013.
Asset Quality
The provision for credit losses was $0.4 million for the third quarter 2014, compared to $0.5 million for the second quarter 2014 and zero for the third quarter 2013. Net loan recoveries in the third quarter 2014 were $2.8 million, or 0.15% of average loans (annualized), compared to$1.5 million, or 0.09% for the second quarter 2014. Net loan recoveries for the third quarter 2013 were $1.5 million, or 0.10% of average loans (annualized).
Nonaccrual loans increased $10.7 million to $75.1 million during the third quarter 2014, compared to the second quarter 2014. Loans past due 90 days and still accruing interest totaled $3.6 million at September 30, 2014, up from $3.0 million at June 30, 2014 and down from $5.5 million at September 30, 2013. Loans past due 30-89 days, still accruing interest totaled $16.5 million at quarter end, up from $5.1 million at June 30, 2014 and $8.7 million at September 30, 2013. Other assets acquired through foreclosure decreased to $51.8 million for the third quarter 2014, compared to $59.3 million for the second quarter 2014 and $76.5 million for the third quarter 2013.
As the Company’s capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 21% at September 30, 2014 from 31% at September 30, 2013.1

Segment Highlights
On December 31, 2013, the Company consolidated its three bank subsidiaries under one charter, Western Alliance Bank. As a result, the Company has redefined its operating segments to reflect the new organizational and internal reporting structure. Prior year segment information has not been recast to conform to the new segmentation methodology due to the impracticability of restating segments because of the change in legal structure at December 31, 2013. The new operating segments are as follows: Arizona, Nevada, California, Central Business Lines, and Corporate & Other.
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Arizona, Nevada, and California segments provide full service banking and related services to their respective regions. The Company's Central Business Lines (CBL) segment provides banking services to niche markets. These CBLs are managed centrally and are broader in geographic scope, though still predominately within our core market areas. Corporate & Other consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, California and Central Business Lines segments include loan and deposit growth, asset quality, and pre-tax income.
Arizona reported a gross loan balance of $2.20 billion at September 30, 2014, an increase of $74 million during the quarter, and an increase of $180 million during the nine months ended September 30, 2014. Deposits were $2.08 billion at September 30, 2014, a decrease of $38 million during the quarter, and an increase of $77 million during the nine months ended September 30, 2014. Pre-tax income was $14.8 million and $44.7 million for the three and nine months ended September 30, 2014, respectively.
Nevada reported a gross loan balance of $1.68 billion at September 30, 2014, a decrease of $3 million during the quarter, and a decrease of $74 million during the nine months ended September 30, 2014. Deposits were $3.19 billion at September 30, 2014, an increase of $6 million during the quarter, and an increase of $271 million during the nine months ended September 30, 2014. Pre-tax income was $21.2 million and $55.4 million for the three and nine months ended September 30, 2014, respectively.
California reported a gross loan balance of $1.73 billion at September 30, 2014, an increase of $31 million during the quarter, and an increase of $110 million during the nine months ended September 30, 2014. Deposits were $2.35 billion at September 30, 2014, an increase of $289 million during the quarter, and an increase of $405 million during the nine months ended September 30, 2014. Pre-tax income was $13.4 million and $37.8 million for the three and nine months ended September 30, 2014, respectively.
Central Business Lines reported a gross loan balance of $2.26 billion at September 30, 2014, an increase of $313 million during the quarter, and an increase of $914 million during the nine months ended September 30, 2014. Deposits were $906 million at September 30, 2014, an increase of $20 million during the quarter, and an increase of $138 million during the nine months ended September 30, 2014. Pre-tax income was $9.6 million and $21.7 million for the three and nine months ended September 30, 2014, respectively.
Attached to this press release is summarized financial information for the quarter ended September 30, 2014.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2014 financial results at 12:00 p.m. ET on Friday, October 17, 2014. Participants may access the call by dialing 1-888-317-6003 and using passcode: 2466045 or via live audio webcast using the website link: http://services.choruscall.com/links/wal141017.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 17th through November 18th at 9:00 a.m. ET by dialing 1-877-344-7529 passcode: 10052772.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Early Adoption of Accounting Standards
Effective as of the first quarter 2014, the Company elected early adoption of Accounting Standards Codification 323-740, an amended Financial Accounting Standards Board standard related to accounting for low income housing tax credit investments. Under this amended standard, the amortization of the investment may now be calculated under the proportional amortization method and is included in income tax expense rather than as a separate line item in non-interest income. Prior period amounts have been adjusted to reflect the adoption of this new accounting guidance, which has resulted in an increase in non-interest income and income tax expense. See the supplemental schedule at the end of the Q1 2014 press release for additional detail on the impact that adoption of this standard has had on prior period financial information.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding guidance, outlook or expectations relating to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE:WAL) is a leading bank holding company providing comprehensive business banking and related financial services through its wholly-owned banking subsidiary, Western Alliance Bank (the "Bank").  With local teams of experienced bankers, the Bank provides a superior level of capabilities, products and services, to assist the growth of local businesses and the quality of life in the markets it serves. In addition to a centrally managed platform of specialized financial service units, the Bank operates full service banking divisions in its local markets as Alliance Bank of Arizona, Bank of Nevada, First Independent Bank and Torrey Pines Bank.  Western Alliance Bancorporation is publicly traded on the New York Stock Exchange. Additional investor information can be accessed on the Investor Relations page of the Company's website, www.westernalliancebancorp.com.
1 See Reconciliation of Non-GAAP Financial Measures beginning on page 15.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months Ended September 30,			At or for the Nine Months Ended September 30,
	2014	2013	Change %	2014	2013	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$10,288.8	$8,920.5	15.3%
Loans, net of deferred fees	7,929.5	6,516.3	21.7
Securities and money market investments	1,597.3	1,370.8	16.5
Securities purchased under agreement to resell	—	128.1	(100.0)
Total deposits	8,697.6	7,275.3	19.5
Borrowings	330.8	394.1	(16.1)
Junior subordinated debt	41.8	39.4	6.1
Stockholders' equity	1,003.1	826.5	21.4

Selected Income Statement Data:
(dollars in thousands)
Interest income	$105,554	$92,680	13.9%	$306,228	$265,073	15.5%
Interest expense	7,481	8,121	(7.9)	23,480	22,159	6.0
Net interest income	98,073	84,559	16.0	282,748	242,914	16.4
Provision for loan losses	419	—	100.0	4,426	8,920	(50.4)
Net interest income after provision for credit losses	97,654	84,559	15.5	278,322	233,994	18.9
Non-interest income	6,226	4,129	50.8	16,834	20,690	(18.6)
Non-interest expense	50,012	49,675	0.7	152,177	145,135	4.9
Income from continuing operations before income taxes	53,868	39,013	38.1	142,979	109,549	30.5
Income tax expense	12,949	10,390	24.6	34,279	25,838	32.7
Income from continuing operations	40,919	28,623	43.0	108,700	83,711	29.9
Loss from discontinued operations, net of tax	—	(29)	(100.0)	(1,158)	(160)	623.8
Net income	$40,919	$28,594	43.1%	$107,542	$83,551	28.7%
Diluted net income per common share from continuing operations	$0.46	$0.33	39.4%	$1.23	$0.96	28.1%
Diluted net loss per common share from discontinued operations, net of tax	$—	$—		$(0.01)	$(0.01)
Diluted net income per common share	$0.46	$0.33	39.4%	$1.22	$0.95	28.4%

Common Share Data:
Diluted net income per common share	$0.46	$0.33	39.4%	$1.22	$0.95	28.4%
Book value per common share	$9.81	$7.87	24.7%
Tangible book value per share, net of tax (1)	$9.53	$7.57	25.9%
Average shares outstanding (in thousands):
Basic	86,723	85,799	1.1	86,495	85,596	1.1
Diluted	87,572	86,769	0.9	87,345	86,428	1.1
Common shares outstanding	87,849	87,099	0.9	87,849	87,099	0.9

(1) See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months Ended September 30,			At or for the Nine Months Ended September 30,
	2014	2013	Change %	2014	2013	Change %

Selected Performance Ratios:
Return on average assets (1)	1.63%	1.33%	22.6%	1.47%	1.34%	9.7%
Return on average tangible common equity (2)	19.91	17.50	13.8	18.66	17.61	6.0
Net interest margin (1)	4.43	4.41	0.5	4.41	4.38	0.7
Net interest spread	4.30	4.25	1.2	4.27	4.22	1.2
Efficiency ratio - tax equivalent basis (2)	47.20	51.56	(8.5)	49.16	52.73	(6.8)
Loan to deposit ratio	91.17	89.57	1.8

Capital Ratios:
Tangible equity (2)	9.5%	9.0%	5.6%
Tangible common equity (2)	8.2	7.4	10.8
Tier 1 common equity (2)	9.0	8.8	2.3
Tier 1 Leverage ratio (3)	10.1	10.0	1.0
Tier 1 Risk Based Capital (3)	11.0	11.2	(1.8)
Total Risk Based Capital (3)	12.2	12.5	(2.4)

Asset Quality Ratios:
Net (recoveries) charge-offs to average loans outstanding (1)	(0.15)%	(0.10)%	50.0%	(0.09)%	0.14%	(164.3)%
Nonaccrual loans to gross loans	0.95	1.18	(19.5)
Nonaccrual loans and repossessed assets to total assets	1.23	1.72	(28.5)
Loans past due 90 days and still accruing to total loans	0.04	0.08	(50.0)
Allowance for credit losses to gross loans	1.38	1.50	(8.0)
Allowance for credit losses to nonaccrual loans	145.37	127.67	13.9

(1) Annualized for the three- and nine-month periods ended September 30, 2014 and 2013.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until the Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest income:	(dollars in thousands)
Loans	$94,436	$83,994	$271,823	$239,812
Investment securities	10,535	8,286	32,754	24,266
Federal funds sold and other	583	400	1,651	995
Total interest income	105,554	92,680	306,228	265,073
Interest expense:
Deposits	5,172	4,232	14,767	11,893
Borrowings	1,866	3,429	7,406	8,885
Junior subordinated debt	443	460	1,307	1,381
Total interest expense	7,481	8,121	23,480	22,159
Net interest income	98,073	84,559	282,748	242,914
Provision for credit losses	419	—	4,426	8,920
Net interest income after provision for credit losses	97,654	84,559	278,322	233,994
Non-interest income:
Service charges	2,434	2,425	7,701	7,408
Bank owned life insurance	1,136	1,832	3,044	3,904
Gains (losses) on sales of investment securities, net	181	(1,679)	384	(1,537)
Unrealized gains (losses) on assets and liabilities measured at fair value, net	896	(7)	(145)	(3,865)
Loss on extinguishment of debt	(502)	—	(502)	—
Bargain purchase gain from acquisition	—	—	—	10,044
Other	2,081	1,558	6,352	4,736
Total non-interest income	6,226	4,129	16,834	20,690
Non-interest expenses:
Salaries and employee benefits	32,230	28,689	93,536	83,363
Occupancy	4,500	4,901	13,510	14,500
Legal, professional and directors' fees	3,022	3,438	10,853	9,010
Data processing	2,109	1,872	7,184	5,912
Insurance	1,996	1,884	6,476	6,350
Loan and repossessed asset expenses	1,007	1,136	3,168	3,453
Customer service	888	677	2,216	2,037
Marketing	378	585	1,443	1,962
Intangible amortization	281	597	1,180	1,791
Net (gain) loss on sales and valuations of repossessed and other assets	(1,956)	371	(4,319)	(234)
Merger / restructure expense	15	1,018	198	3,833
Other	5,542	4,507	16,732	13,158
Total non-interest expense	50,012	49,675	152,177	145,135
Income from continuing operations before income taxes	53,868	39,013	142,979	109,549
Income tax expense	12,949	10,390	34,279	25,838
Income from continuing operations	$40,919	$28,623	$108,700	$83,711
Loss from discontinued operations, net of tax	—	(29)	(1,158)	(160)
Net income	$40,919	$28,594	$107,542	$83,551
Preferred stock dividends	353	352	1,058	1,058
Net income available to common stockholders	$40,566	$28,242	$106,484	$82,493
Diluted net income per share	$0.46	$0.33	$1.22	$0.95

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(in thousands, except per share data)
Interest income:
Loans	$94,436	$90,583	$86,804	$86,902	$83,994
Investment securities	10,535	10,894	11,325	10,137	8,286
Federal funds sold and other	583	496	572	543	400
Total interest income	105,554	101,973	98,701	97,582	92,680
Interest expense:
Deposits	5,172	4,930	4,665	4,442	4,232
Borrowings	1,866	2,702	2,838	2,717	3,429
Junior subordinated debt	443	443	421	442	460
Total interest expense	7,481	8,075	7,924	7,601	8,121
Net interest income	98,073	93,898	90,777	89,981	84,559
Provision for credit losses	419	507	3,500	4,300	—
Net interest income after provision for credit losses	97,654	93,391	87,277	85,681	84,559
Non-interest income:
Service charges	2,434	2,737	2,530	2,512	2,425
Bank owned life insurance	1,136	959	949	905	1,832
Gains (losses) on sales of investment securities, net	181	(163)	366	342	(1,679)
Unrealized gains (losses) on assets and liabilities measured at fair value, net	896	235	(1,276)	(2,618)	(7)
Loss on extinguishment of debt	(502)	—	—	(1,387)	—
Other	2,081	2,005	2,266	1,803	1,558
Total non-interest income	6,226	5,773	4,835	1,557	4,129
Non-interest expenses:
Salaries and employee benefits	32,230	31,751	29,555	30,071	28,689
Occupancy	4,500	4,328	4,682	4,626	4,901
Legal, professional and directors' fees	3,022	4,192	3,639	4,623	3,438
Data processing	2,109	2,401	2,674	2,040	1,872
Insurance	1,996	2,087	2,393	1,744	1,884
Loan and repossessed asset expenses	1,007	927	1,234	793	1,136
Customer service	888	708	620	860	677
Marketing	378	506	559	619	585
Intangible amortization	281	302	597	597	597
Net (gain) loss on sales and valuations of repossessed and other assets	(1,956)	184	(2,547)	(2,153)	371
Merger / restructure expense	15	26	157	1,919	1,018
Other	5,542	5,004	6,186	5,392	4,507
Total non-interest expense	50,012	52,416	49,749	51,131	49,675
Income from continuing operations before income taxes	53,868	46,748	42,363	36,107	39,013
Income tax expense	12,949	10,706	10,624	3,992	10,390
Income from continuing operations	$40,919	$36,042	$31,739	$32,115	$28,623
Loss from discontinued operations, net of tax	—	(504)	(654)	(701)	(29)
Net income	$40,919	$35,538	$31,085	$31,414	$28,594
Preferred stock dividends	353	352	353	352	352
Net income available to common stockholders	$40,566	$35,186	$30,732	$31,062	$28,242

Diluted net income per share	$0.46	$0.40	$0.35	$0.36	$0.33

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(in millions)
Assets:
Cash and due from banks	$258.8	$379.3	$354.8	$305.5	$380.9
Securities purchased under agreement to resell	—	—	111.1	—	128.1
Cash and cash equivalents	258.8	379.3	465.9	305.5	509.0

Securities and money market investments	1,597.3	1,606.7	1,671.2	1,689.6	1,370.8
Loans held for sale	—	—	—	—	25.4
Loans held for investment:
Commercial	3,292.2	3,027.7	2,723.4	2,478.2	2,234.9
Commercial real estate - non-owner occupied	1,998.9	1,940.0	1,849.2	1,841.1	1,864.3
Commercial real estate - owner occupied	1,621.9	1,605.0	1,606.2	1,561.9	1,551.2
Construction and land development	677.1	612.4	553.7	535.7	459.8
Residential real estate	316.9	328.1	344.9	350.3	359.0
Consumer	33.0	40.9	38.3	43.1	29.8
Deferred fees, net	(10.5)	(9.6)	(7.1)	(8.9)	(8.1)
Gross loans and deferred fees, net	7,929.5	7,544.5	7,108.6	6,801.4	6,490.9
Allowance for credit losses	(109.2)	(105.9)	(103.9)	(100.1)	(97.9)
Loans, net	7,820.3	7,438.6	7,004.7	6,701.3	6,393.0

Premises and equipment, net	112.1	109.6	106.6	105.6	105.9
Other assets acquired through foreclosure, net	51.8	59.3	56.5	66.7	76.5
Bank owned life insurance	143.2	142.5	141.5	140.6	139.7
Goodwill and other intangibles, net	26.2	26.5	26.8	27.4	28.0
Other assets	279.1	261.1	273.4	270.7	272.2
Total assets	$10,288.8	$10,023.6	$9,746.6	$9,307.4	$8,920.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$2,246.7	$2,278.8	$2,093.6	$2,200.0	$1,972.5
Interest bearing:
Demand	809.4	794.8	750.4	709.8	673.7
Savings and money market	3,685.0	3,637.4	3,672.3	3,310.4	3,050.0
Time certificates	1,956.5	1,758.5	1,632.7	1,618.0	1,579.1
Total deposits	8,697.6	8,469.5	8,149.0	7,838.2	7,275.3
Customer repurchase agreements	53.0	53.7	57.4	71.2	55.5
Total customer funds	8,750.6	8,523.2	8,206.4	7,909.4	7,330.8
Securities sold short	—	—	109.8	—	126.6
Borrowings	330.8	337.5	342.8	341.1	394.1
Junior subordinated debt	41.8	42.7	42.8	41.9	39.4
Accrued interest payable and other liabilities	162.5	162.5	150.0	159.5	203.1
Total liabilities	9,285.7	9,065.9	8,851.8	8,451.9	8,094.0
Stockholders' Equity
Common stock and additional paid-in capital	807.2	803.4	795.3	797.2	792.2
Preferred stock	141.0	141.0	141.0	141.0	141.0
Retained earnings (accumulated deficit)	45.4	4.8	(30.4)	(61.2)	(92.2)
Accumulated other comprehensive income (loss)	9.5	8.5	(11.1)	(21.5)	(14.5)
Total stockholders' equity	1,003.1	957.7	894.8	855.5	826.5
Total liabilities and stockholders' equity	$10,288.8	$10,023.6	$9,746.6	$9,307.4	$8,920.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(in thousands)
Balance, beginning of period	$105,937	$103,899	$100,050	$97,851	$96,323
Provision for credit losses	419	507	3,500	4,300	—
Recoveries of loans previously charged-off:
Commercial and industrial	1,053	1,254	922	666	2,242
Commercial real estate - non-owner occupied	1,226	1,052	83	395	273
Commercial real estate - owner occupied	553	196	477	297	149
Construction and land development	182	498	211	273	966
Residential real estate	768	314	553	549	430
Consumer	34	191	170	179	726
Total recoveries	3,816	3,505	2,416	2,359	4,786
Loans charged-off:
Commercial and industrial	110	1,039	1,478	621	544
Commercial real estate - non-owner occupied	158	99	160	2,268	466
Commercial real estate - owner occupied	35	230	11	238	398
Construction and land development	—	78	—	686	—
Residential real estate	423	523	406	281	1,138
Consumer	285	5	12	366	712
Total loans charged-off	1,011	1,974	2,067	4,460	3,258
Net loan (recoveries) charge-offs	(2,805)	(1,531)	(349)	2,101	(1,528)
Balance, end of period	$109,161	$105,937	$103,899	$100,050	$97,851

Net (recoveries) charge-offs to average loans outstanding - annualized	(0.15)%	(0.09)%	(0.02)%	0.13%	(0.10)%
Allowance for credit losses to gross loans	1.38	1.40	1.46	1.47	1.50
Nonaccrual loans	$75,092	$64,345	$70,401	$75,681	$76,641
Repossessed assets	51,787	59,292	56,450	66,719	76,475
Loans past due 90 days, still accruing	3,558	3,001	167	1,534	5,456
Loans past due 30 to 89 days, still accruing	16,500	5,123	11,087	13,425	8,689
Classified loans on accrual	107,776	133,220	125,903	128,586	144,041
Special mention loans	98,265	90,534	117,540	129,965	137,247

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2014			2013
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$7,644.9	$94,436	5.18%	$6,306.4	$83,994	5.44%
Securities (1)	1,575.7	10,535	3.11	1,303.4	8,286	3.01
Federal funds sold and other	203.1	583	1.15	364.6	400	0.44
Total interest earning assets	9,423.7	105,554	4.75	7,974.4	92,680	4.81
Non-interest earning assets
Cash and due from banks	137.6			119.2
Allowance for credit losses	(107.0)			(96.7)
Bank owned life insurance	142.7			139.7
Other assets	458.3			492.0
Total assets	$10,055.3			$8,628.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$810.3	$400	0.20%	$641.7	$376	0.23%
Savings and money market	3,659.9	2,809	0.31	2,828.1	2,172	0.31
Time certificates of deposit	1,763.8	1,963	0.45	1,675.5	1,684	0.40
Total interest-bearing deposits	6,234.0	5,172	0.33	5,145.3	4,232	0.33
Short-term borrowings	119.9	219	0.73	182.7	2,420	5.30
Long-term debt	272.0	1,647	2.42	392.1	1,009	1.03
Junior subordinated debt	42.7	443	4.15	39.9	460	4.61
Total interest-bearing liabilities	6,668.6	7,481	0.45	5,760.0	8,121	0.56
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,241.4			1,931.1
Other liabilities	155.8			114.7
Stockholders’ equity	989.5			822.8
Total liabilities and stockholders' equity	$10,055.3			$8,628.6
Net interest income and margin		$98,073	4.43%		$84,559	4.41%
Net interest spread			4.30%			4.25%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $6,348 and $3,272 for the three months ended September 30, 2014 and 2013, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Nine Months Ended September 30,
	2014			2013
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans (1)	$7,241.6	$271,823	5.24%	$6,008.4	$239,812	5.42%
Securities (1)	1,618.8	32,754	3.11	1,294.3	24,266	3.05
Federal funds sold & other	235.2	1,651	0.94	392.2	995	0.34
Total interest earnings assets	9,095.6	306,228	4.75	7,694.9	265,073	4.76
Non-interest earning assets
Cash and due from banks	138.9			130.3
Allowance for credit losses	(104.4)			(97.2)
Bank owned life insurance	141.8			139.7
Other assets	450.3			440.6
Total assets	$9,722.2			$8,308.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$789.1	$1,169	0.20%	$625.8	$1,047	0.22%
Savings and money market	3,566.0	8,063	0.30	2,740.0	6,090	0.30
Time certificates of deposits	1,695.1	5,535	0.44	1,570.5	4,756	0.40
Total interest-bearing deposits	6,050.2	14,767	0.33	4,936.3	11,893	0.32
Short-term borrowings	174.2	565	0.43	182.3	2,848	2.08
Long-term debt	284.6	6,841	3.20	343.8	6,037	2.34
Junior subordinated debt	42.5	1,307	4.10	37.6	1,381	4.90
Total interest-bearing liabilities	6,551.5	23,480	0.48	5,500.0	22,159	0.54
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	2,114.4			1,895.1
Other liabilities	120.3			110.7
Stockholders’ equity	936.0			802.5
Total liabilities and stockholders' equity	$9,722.2			$8,308.3
Net interest income and margin		$282,748	4.41%		$242,914	4.38%
Net interest spread			4.27%			4.22%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $18,081 and $9,583 for the nine months ended September 30, 2014 and 2013, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited
	Arizona	Nevada	California	Central Business Lines	Corporate & Other	Consolidated Company
	(dollars in millions)
As of September 30, 2014:
Assets:
Cash, cash equivalents and investment securities	$2.1	$5.3	$2.3	$—	$1,846.4	$1,856.1
Gross loans and deferred fees, net	2,204.9	1,680.1	1,725.7	2,264.9	53.9	7,929.5
Less: allowance for credit losses	(30.4)	(23.1)	(23.8)	(31.2)	(0.7)	(109.2)
Loans, net	2,174.5	1,657.0	1,701.9	2,233.7	53.2	7,820.3
Other assets acquired through foreclosure, net	13.5	19.2	—	—	19.1	51.8
Goodwill and other intangibles, net	—	26.2	—	—	—	26.2
Other assets	44.6	69.2	41.0	20.5	359.1	534.4
Total assets	$2,234.7	$1,776.9	$1,745.2	$2,254.2	$2,277.8	$10,288.8
Liabilities:
Deposits (1)	$2,077.4	$3,193.8	$2,349.9	$906.0	$170.5	$8,697.6
Borrowings	—	—	—	—	330.8	330.8
Other liabilities	21.2	41.7	10.8	42.1	141.5	257.3
Total liabilities	2,098.6	3,235.5	2,360.7	948.1	642.8	9,285.7
Allocated equity	236.9	209.0	197.0	203.9	156.3	1,003.1
Liabilities and stockholders' equity	$2,335.5	$3,444.5	$2,557.7	$1,152.0	$799.1	$10,288.8
Excess funds provided (used)	100.8	1,667.6	812.5	(1,102.2)	(1,478.7)	—

No. of branches	10	18	11	—	—	39
No. of full-time equivalent employees	216	301	223	93	287	1,120

	(in thousands)
Three Months Ended September 30, 2014:
Net interest income (expense)	$28,417	$29,880	$25,830	$18,861	$(4,915)	$98,073
Provision for (recovery of) credit losses	330	(3,040)	96	3,294	(261)	419
Net interest income (expense) after provision for credit losses	28,087	32,920	25,734	15,567	(4,654)	97,654
Non-interest income	840	2,239	957	513	1,677	6,226
Non-interest expense	(14,174)	(13,986)	(13,254)	(6,477)	(2,121)	(50,012)
Income (loss) from continuing operations before income taxes	14,753	21,173	13,437	9,603	(5,098)	53,868
Income tax expense (benefit)	5,787	7,411	5,649	3,601	(9,499)	12,949
Net income	$8,966	$13,762	$7,788	$6,002	$4,401	$40,919

	(in thousands)
Nine Months Ended September 30, 2014:
Net interest income (expense)	$84,236	$87,834	$73,324	$49,051	$(11,697)	$282,748
Provision for (recovery of) credit losses	1,891	(5,935)	(921)	8,931	460	4,426
Net interest income (expense) after provision for credit losses	82,345	93,769	74,245	40,120	(12,157)	278,322
Non-interest income	2,594	6,880	3,177	1,238	2,945	16,834
Non-interest expense	(40,271)	(45,248)	(39,639)	(19,625)	(7,394)	(152,177)
Income (loss) from continuing operations before income taxes	44,668	55,401	37,783	21,733	(16,606)	142,979
Income tax expense (benefit)	17,521	19,392	15,886	8,150	(26,670)	34,279
Income from continuing operations	27,147	36,009	21,897	13,583	10,064	108,700
Loss from discontinued operations, net of tax	—	—	—	—	(1,158)	(1,158)
Net income	$27,147	$36,009	$21,897	$13,583	$8,906	$107,542

(1) Certain centrally-managed deposits from prior periods were re-allocated to specific regions to conform to current presentation.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Pre-Tax, Pre-Provision Operating Earnings by Quarter
	Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(in thousands)
Total non-interest income	$6,226	$5,773	$4,835	$1,557	$4,129
Less:
Gains (losses) on sales of investment securities, net	181	(163)	366	342	(1,679)
Unrealized gains (losses) on assets and liabilities measured at fair value, net	896	235	(1,276)	(2,618)	(7)
Loss on extinguishment of debt	(502)	—	—	(1,387)	—
Total operating non-interest income	5,651	5,701	5,745	5,220	5,815
Add: net interest income	98,073	93,898	90,777	89,981	84,559
Net operating revenue (1)	$103,724	$99,599	$96,522	$95,201	$90,374

Total non-interest expense	$50,012	$52,416	$49,749	$51,131	$49,675
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(1,956)	184	(2,547)	(2,153)	371
Merger / restructure expense	15	26	157	1,919	1,018
Total operating non-interest expense (1)	$51,953	$52,206	$52,139	$51,365	$48,286

Pre-tax, pre-provision operating earnings (2)	$51,771	$47,393	$44,383	$43,836	$42,088

Tangible Common Equity
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(dollars and shares in thousands)
Total stockholders' equity	$1,003,122	$957,664	$894,804	$855,498	$826,472
Less:
Goodwill and intangible assets, net	26,194	26,475	26,777	27,374	27,970
Total tangible stockholders' equity	976,928	931,189	868,027	828,124	798,502
Less:
Preferred stock	141,000	141,000	141,000	141,000	141,000
Total tangible common equity	835,928	790,189	727,027	687,124	657,502
Add:
Deferred tax - attributed to intangible assets	1,138	1,138	1,243	1,452	1,661
Total tangible common equity, net of tax	$837,066	$791,327	$728,270	$688,576	$659,163
Total assets	$10,288,824	$10,023,587	$9,746,623	$9,307,342	$8,920,449
Less:
Goodwill and intangible assets, net	26,194	26,475	26,777	27,374	27,970
Tangible assets	10,262,630	9,997,112	9,719,846	9,279,968	8,892,479
Add:
Deferred tax - attributed to intangible assets	1,138	1,138	1,243	1,452	1,661
Total tangible assets, net of tax	$10,263,768	$9,998,250	$9,721,089	$9,281,420	$8,894,140
Tangible equity ratio (3)	9.5%	9.3%	8.9%	8.9%	9.0%
Tangible common equity ratio (3)	8.2%	7.9%	7.5%	7.4%	7.4%
Common shares outstanding	87,849	87,774	87,554	87,186	87,099
Tangible book value per share, net of tax (4)	$9.53	$9.02	$8.32	$7.90	$7.57

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Efficiency Ratio
	Three Months Ended
	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
	(in thousands)
Total operating non-interest expense	$51,953	$52,206	$52,139	$51,365	$48,286
Divided by:
Total net interest income	$98,073	$93,898	$90,777	$89,981	$84,559
Add:
Tax equivalent adjustment	6,348	6,029	5,705	3,728	3,272
Operating non-interest income	5,651	5,701	5,745	5,220	5,815
	$110,072	$105,628	$102,227	$98,929	$93,646
Efficiency ratio - tax equivalent basis (5)	47.2%	49.4%	51.0%	51.9%	51.6%

Tier 1 Common Equity
	September 30,
	2014	2013
	(in thousands)
Stockholders' equity	$1,003,122	$826,472
Less:
Accumulated other comprehensive income (loss)	9,483	(14,504)
Non-qualifying goodwill and intangibles	25,056	26,373
Other non-qualifying assets	—	—
Disallowed unrealized losses on equity securities	1,011	5,112
Add:
Qualifying trust preferred securities	48,442	46,918
Tier 1 capital (regulatory) (6) (9)	1,016,014	856,409
Less:
Qualifying trust preferred securities	48,442	46,918
Preferred stock	141,000	141,000
Estimated Tier 1 common equity (7) (9)	$826,572	$668,491
Divided by:
Estimated risk-weighted assets (regulatory) (7) (9)	$9,216,875	$7,630,125
Tier 1 common equity ratio (7) (9)	9.0%	8.8%

Tier 1 Capital
	September 30,
	2014	2013
	(in thousands)
Classified assets	$241,790	$296,580
Divide:
Tier 1 capital (regulatory) (6) (9)	1,016,014	856,409
Plus: Allowance for credit losses	109,161	97,851
Total Tier 1 capital plus allowance for credit losses	$1,125,175	$954,260
Classified assets to Tier 1 capital plus allowance (8) (9)	21%	31%

(1) We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3) We believe the non-GAAP ratios provide an important metric with which to analyze and evaluate financial condition and capital strength.
(4) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5) We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6) Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, Tier 1 capital consists of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(7) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8) We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9) Current quarter is preliminary until Call Reports are filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476